Exhibit 5.1

Perkins Coie LLP 1900 Sixteenth Street Suite 1400 Denver, CO 80202-5255	T. +1.303.291.2300 F. +1. 303.291.2400 perkinscoie.com

June 18, 2026

Ideal Power Inc.

5508 Highway 290 West, Suite 120

Austin, Texas, 78735

Re:	Registration Statement on Form S-8 of Shares of Common Stock of Ideal Power Inc. (the “Company”)

Ladies and Gentlemen:

We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which you are filing with the Securities and Exchange Commission with respect to an aggregate of 800,000 shares of common stock of the Company (the “Shares”), which may be issued pursuant to the Company’s Amended & Restated 2013 Equity Incentive Plan, as amended and restated effective June 3, 2026 (the “Plan”).

We have examined the Registration Statement and such documents and records of the Company as we have deemed necessary for the purpose of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, we are of the opinion that any Shares issued by the Company pursuant to the Plan, upon registration by its registrar of such Shares and the issuance thereof by the Company in accordance with the terms of the Plan, and the receipt of consideration for such Shares in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware. We express no opinion as to any other law or any matter other than as expressly set forth above. The opinions expressed herein are rendered as of the date hereof and we expressly disclaim any obligation to update this letter or advise you of any change in any matter after the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ PERKINS COIE LLP